UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information provided in Item 3.02 is hereby incorporated by reference.

Item 3.02     Unregistered Sales of Equity Securities.

On October 25, 2013, BIO-Key International, Inc. (the “Company,” “we” or “us”), pursuant to a Securities Purchase Agreement (the “SPA”), issued to certain private investors 20,547,337 units consisting of 20,547,337 shares of our common stock (the “Shares”) and warrants to purchase an additional 20,547,337 shares of our common stock (the “Warrants”) for an aggregate purchase price of $3,082,100. Each unit had a purchase price of $0.15 and consisted of one share of common stock and one Warrant.

The Warrants are immediately exercisable at an exercise price of $0.25 per share at any time prior to October 24, 2016. The Warrants are also exercisable on a cashless basis if at any time following the 9 month anniversary of the issuance date there is no effective registration statement covering the resale of the shares of Common Stock underlying the Warrants. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations, and reclassifications of our capital stock, and the Warrants immediately terminate upon the sale of all or substantially all of our assets or the acquisition of more than 50% of our voting securities by any person in one or a series of related transactions. The Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our Company.

The Shares and shares of common stock underlying the Warrants are subject to a registration rights agreement pursuant to which we are obligated to seek registration of the Shares and the shares of common stock underlying the Warrants within 30 days and have such registration statement declared effective within 90 days.

Pursuant to a placement agency letter agreement, we paid the placement agent cash commissions equal to 8% of the gross proceeds of the offering and agreed to reimburse the placement agent for its reasonable out of pocket expenses. In addition, we issued to the placement agent a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 1,643,786 shares of common stock. The Placement Agent Warrant has substantially the same terms as the Warrants issued to the investors, except the Placement Agent Warrant is immediately exercisable on a cashless basis.

Neither the Shares, Warrants nor the Placement Agent Warrant (including the shares of common stock issuable upon exercise of the Warrants or the Placement Agent Warrant) were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities were issued in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-Key International, Inc.

Date: October 28, 2013	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer

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